UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AST SPACEMOBILE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AST SpaceMobile, Inc.

2023 Annual Meeting of Stockholders and Proxy Statement

July 6, 2023

Dear Fellow Stockholder:

I cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of AST SpaceMobile, Inc., which will be held online via live webcast on Thursday, August 17, 2023, at 10:00 a.m., Eastern Time. To participate in the Annual Meeting, you must register at www.proxydocs.com/ASTS before 9:30 a.m., Eastern Time on Thursday, August 17, 2023. After completion of your registration by the registration deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Attached to this letter are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. The Proxy Statement also contains instructions on how to access our Proxy Statement and Annual Report online, by mail, or by telephone. The record date for the Annual Meeting is the close of business on June 20, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Abel Avellan
Chairman, Chief Executive Officer
and President

THIS PROXY STATEMENT AND THE PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT JULY 6, 2023.

AST SpaceMobile, Inc.

Midland Intl. Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When: Thursday, August 17, 2023, 10:00 a.m. Eastern Time

Where: Via the Internet at www.proxydocs.com/ASTS

We are pleased to invite you to join our Board of Directors and leadership team at the 2023 annual meeting of stockholders (the “Annual Meeting”) of AST SpaceMobile, Inc. The Annual Meeting will be a virtual meeting, which will be conducted via live Internet Webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/ASTS. For more information about the Annual Meeting, including how stockholders can ask questions during the Annual Meeting, please see page 26 of the accompanying Proxy Statement.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), to our stockholders primarily via the internet. On or about July 6, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

ITEMS OF BUSINESS:

1.	To elect ten directors to the Company’s Board of Directors for a term expiring at the Company’s 2024 Annual Meeting of Stockholders.
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
3.	Such other matters as may properly come before the meeting.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on June 20, 2023 (the “Record Date”).

HOW TO VOTE:

Your vote is important. Even if you plan to participate in the Annual Meeting, please vote right away using one of the following advance voting methods. Please ensure you have your proxy card and follow the instructions on the card or form.

Via the Internet before the Annual Meeting:

You may vote at www.proxypush.com/ASTS, 24 hours a day, seven days a week, up until 11:59 p.m. Eastern Time on Wednesday, August 16, 2023.

By phone:

If you reside in North America, you may vote by telephone by calling the toll-free number provided on the voting website www.proxypush.com/ASTS and on the proxy card. Telephone voting is 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Wednesday, August 16, 2023.

Via Remote Communication during the virtual Annual Meeting:

You can vote electronically during the Annual Meeting. To be admitted to the Annual Meeting, please visit www.proxydocs.com/ASTS. Stockholders or their legal proxies must enter the control number found on their proxy card. You can find instructions for voting online during the virtual Annual Meeting on page 26 of the accompanying Proxy Statement.

Sincerely,

Abel Avellan
Chairman, Chief Executive Officer
and President

PROXY STATEMENT SUMMARY

ANNUAL MEETING OF STOCKHOLDERS OF

AST SPACEMOBILE, INC.

TO BE HELD ON AUGUST 17, 2023

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before voting and you should read the entire Proxy Statement before you vote. For more complete information regarding AST SpaceMobile, Inc.’s 2022 performance, please review our Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2022.

INTRODUCTION

The Board of Directors (the “Board”) of AST SpaceMobile, Inc. (“AST,” the “Company,” “us,” “we,” “our,” and any related terms) is soliciting proxies from stockholders for its use at the 2023 annual meeting of stockholders (the “Annual Meeting”), and at any adjournment or adjournments thereof. The Annual Meeting is scheduled to be held on Thursday, August 17, 2023, at 10:00 a.m., Eastern Time, in a virtual meeting format at www.proxydocs.com/ASTS.

PROPOSALS TO BE VOTED ON

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Proposal	Board Vote Recommendation
1. Election of Ten Members of the Board of Directors	FOR each nominee
2. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice of Internet Availability of Proxy Materials (the “Notice”) because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders holding our Class A Common Stock, Class B Common Stock or Class C Common Stock will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about July 6, 2023 all stockholders of record entitled to vote at the Annual Meeting.

WHERE TO FIND MORE INFORMATION

Please see the “Other Information” section below for important information regarding the proxy materials, record date, voting shares and the Annual Meeting.

LEARN MORE ABOUT AST SPACEMOBILE, INC.

You can learn more about the Company, view our corporate governance materials, and much more by visiting our website, www.ast-science.com. Information contained on our website is not incorporated into or a part of this Proxy Statement.

Please also visit the Annual Meeting website at www.proxypush.com/ASTS to easily access our proxy materials or vote through the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The e-proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders holding our common stock will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. This Proxy Statement, the Annual Report, and the Proxy Card are also available at https://investors.ast-science.com.

1

PROXY STATEMENT

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held virtually via the Internet on Thursday, August 17, 2023, at 10:00 a.m. Eastern Time, at www.proxydocs.com/ASTS.

You are receiving this Proxy Statement because you own shares of our Class A common stock, Class B common stock or Class C common stock which entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.

CORPORATE GOVERNANCE FRAMEWORK

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that, along with the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), our Amended and Restated Bylaws (“Bylaws”), the charters of the committees of the Board (the “Committees”) and our Amended & Restated Stockholders’ Agreement (the “Stockholders’ Agreement”), provide the framework for the governance of the Company. Our Code of Ethics applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics is available on our corporate website at https://investors.ast-science.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website rather than by filing a Current Report on Form 8-K. The charters for all of our Committees as well as our Corporate Governance Guidelines are also available on the “Corporate Governance Overview” section of our investor relations website at https://investors.ast-science.com. The information on any of our websites is deemed not to be incorporated into this report.

Board Structure and Leadership

Our Board of Directors consists of 13 directors, with three director seats currently vacant. Our Board is chaired by Abel Avellan, and includes Adriana Cisneros, Hiroshi Mikitani, Luke Ibbetson, Tareq Amin, Edward Knapp, Richard Sarnoff, Julio A. Torres, Alexander Coleman and Ronald Rubin, five of whom qualify as independent. Subject to the terms of the Stockholders’ Agreement and our Charter and Bylaws, the number of directors is fixed by the Board.

The business of the Company is managed under the direction of the Board. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what the directors believe to be the best interests of the Company and our stockholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. We believe that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as the Chairman and Chief Executive Officer serves as the direct link between senior management and the Board. Abel Avellan currently holds the dual position of Chairman and Chief Executive Officer. Mr. Torres is our Lead Independent Director as of the date of this report.

Our Board met four times during 2022. All directors other than Messrs. Mikitani and Amin attended at least 75% of Board meetings. Directors are encouraged to attend the Annual Meeting either virtually or in-person, and all directors attended the annual meeting of stockholders in 2022.

Executive Sessions

Independent directors of the Board met in executive session without management at every regularly scheduled meeting for the year ended December 31, 2022. The Audit Committee is required to, and did, meet in executive session at least on an annual basis pursuant to its Charter. Additionally, the Compensation Committee met in executive sessions during 2022. The Nominating and Governance Committee has not historically met in executive session during their regularly scheduled meetings.

Director Independence

We are required to comply with the applicable rules of Nasdaq in determining whether a director is independent. Prior to the filing of this proxy statement, our Board undertook a review of the independence of the individuals named above and has determined that each of Adriana Cisneros, Alexander Coleman, Ronald Rubin, Richard Sarnoff and Julio A. Torres qualifies as “independent” as defined under the applicable Nasdaq rules and that Messrs. Coleman, Rubin and Torres qualify as independent under Exchange Act Rule 10A-3 specific to audit committee members.

2

Director Selection and Nominating Process

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below in order to provide an appropriate mix of experience and skills relevant to the size and nature of our business.

In connection with the Business Combination (refer to our 2022 Annual Report on Form 10-K for a discussion of the “Business Combination”), we and the Stockholder Parties (refers collectively to New Providence Management LLC, a Delaware limited liability company (“Sponsor”), and the AST Equityholders as defined below) entered into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, among other things, the AST Equityholders, which include Mr. Avellan (“Avellan”), Invesat LLC, a Delaware limited liability company (“Invesat”), Vodafone Ventures Limited, a private limited company incorporated under the Laws of England and Wales (“Vodafone”), ATC TRS II LLC, a Delaware limited liability company (“American Tower”), Samsung Next Fund LLC, a Delaware venture capital investment fund (“Samsung”), and Rakuten Mobile USA Service Inc., a Delaware corporation (“Rakuten USA”), agreed to vote all securities of the Company that may be voted in the election of our directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement, and the Stockholder Parties agree to take all necessary action to cause Avellan to be the chairperson of our Board until the Sunset Date (refer to our 2022 Annual Report on Form 10-K for a discussion of the “Sunset Date”).

Our equityholders may nominate directors as follows: (a) Avellan may nominate seven members of our Board of Directors, which amount includes the three initial vacancies for which Avellan has the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time; (b) Invesat, Vodafone, Sponsor, and American Tower, each may nominate one member of our Board of Directors; and (c) Rakuten USA may nominate two members of our Board of Directors. The AST Equityholders will agree to vote for each of the foregoing nominees.

Avellan’s right to nominate directors will decrease in proportion to the ownership interests of Avellan and his permitted transferees in the Company’s aggregate outstanding voting power, such that if Avellan and his permitted transferees: (i) own less than 50% of the Company’s aggregate outstanding voting power of the Company, Avellan and his permitted transferees may only nominate five members of our Board of Directors; (ii) own less than 40% of the aggregate outstanding voting power of the Company, Avellan and his permitted transferees may only nominate three members of our Board of Directors; (iii) own less than 30% of the aggregate outstanding voting power of the Company, Avellan and his permitted transferees may only nominate two members of our Board of Directors; (iv) own less than 20% of the aggregate outstanding voting power of the Company, Avellan and his permitted transferees may only nominate one member of our Board of Directors; and (v) own less than 5% of the aggregate outstanding voting power of the Company, Avellan and his permitted transferees will no longer be entitled to nominate any members of our Board of Directors. If the size of our Board of Directors is increased or decreased, the number of members that Avellan may designate will increase or decrease proportionately to the size of our Board of Directors.

Invesat’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 5% of the outstanding Class A Common Stock of the Company (assuming exchange of all AST & Science, LLC, a Delaware limited liability company (“AST LLC”), Common Units for shares of Class A Common Stock). Vodafone’s nomination right will terminate if it (together with its permitted transferees) ceases to beneficially own either (a) at least 5% of the outstanding Class A Common Stock of the Company or (b) at least 50% of the Class A Common Stock held by it immediately after the completion of the Business Combination (the “Closing”) (assuming exchange of all AST LLC Common Units for shares of Class A Common Stock). Sponsor’s nomination right will terminate at the second annual meeting of the stockholders of the Company following the Closing, which will be this Annual Meeting. American Tower’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST LLC Common Units for shares of Class A Common Stock). Rakuten USA’s nomination right with respect to its first designee will terminate if it (together with its permitted transferees) ceases to hold either (i) at least 5% of the outstanding Class A Common Stock of the Company or (ii) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST LLC Common Units for shares of Class A Common Stock), and Rakuten USA’s nomination right with respect to its second designee will terminate if it (together with its permitted transferees) ceases to hold at least 10% of the outstanding Class A Common Stock of the Company (assuming exchange of all AST LLC Common Units for shares of Class A Common Stock).

3

Controlled Company Exception

As of the date of this Proxy Statement, Avellan and his permitted transferees hold all of the Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (1) (x) an amount of votes equal to 88.3% of the total voting power of our outstanding voting stock, minus (y) the total voting power of our outstanding capital stock owned or controlled by Avellan and his permitted transferees, divided by (2) the number of shares of our Class C Common Stock then outstanding. As a result, as of the date of this Proxy Statement, Avellan and his permitted transferees control approximately 84.9% of the combined voting power of our Common Stock, and may control a majority of our voting power so long as the Class C Common Stock represents at least 9.1% of our total Common Stock. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise, in the event the Class C holders acquire additional voting stock in the Company. As a result of the holdings of Avellan and his permitted transferees, we qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board consists of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to our Board by independent directors.

We rely on certain of these exemptions. For example, we do not meet the requirement that a majority of our Board of Directors consist of independent directors. We have in the past, and may in the future rely on other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemptions, holders of our Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board Diversity

The table below provides certain information with respect to the composition of our Board. Each of the categories listed in the table has the meaning ascribed to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (as of July 6, 2023)

Total number of directors: 10

Part I: Gender Identity	Female	Male
Directors	1	9
Part II: Demographic Background
African American or Black	-	-
Alaskan Native or American Indian	-	-
Asian	-	1
Hispanic or Latinx	1	2
Native Hawaiian or Pacific Islander	-	-
White	-	6
Two or More Races or Ethnicities	-	-
LGBTQ+	-	-
Did Not Disclose Demographic Background	-	-

Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors’ leadership structure.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and Nasdaq. Such executive officers, directors and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the year ended December 31, 2022, except that one Form 4 was filed late by Mr. Gupta, resulting in one transaction not being reported on a timely basis for the year ended December 31, 2022.

4

Communication with the Board

Interested parties who wish to communicate with the Board of Directors or any individual director can write to the Company at Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas, 79706, Attn: Secretary. If the person submitting the letter is a stockholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will (i) forward the letter to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or (iii) not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

COMMITEES OF THE BOARD

The board has established four standing committees; Audit, Compensation, Nominating and Governance, and Redemption Election, each of which operates under a charter that has been approved by the Board. The charters for each Committee are available in the “Corporate Governance Overview” section of our investor relations website at https://investors.ast-science.com.

Audit Committee

Our Audit Committee consists of Julio A. Torres, Alexander Coleman and Ronald Rubin, with Mr. Torres serving as chair. Our Board has affirmatively determined that each member of the Audit Committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, each of Messrs. Rubin and Torres qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of our independent auditor. Additionally, our Audit Committee assists Board oversight of: (i) the integrity of our financial statements; (ii) our financial and accounting controls and compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of our independent auditor; and (iv) our policies on risk assessment and risk management. In connection with these oversight functions, our Audit Committee receives reports from, and meets with, our management and independent auditor. Our Audit Committee receives information concerning our internal control over financial reporting and any deficiencies in such control and has established procedures for the confidential and anonymous submission of concerns to the Audit Committee regarding questionable accounting, internal controls or auditing matters. Our Audit Committee is also responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and our directors or executive officers, or their immediate family members, which present issues regarding financial or accounting matters.

Our Audit Committee met four times during 2022.

Compensation Committee

Our Compensation Committee consists of Adriana Cisneros, Alexander Coleman and Julio A. Torres, with Mr. Coleman serving as chair. Our Board has affirmatively determined that each of Ms. Cisneros and Messrs. Coleman and Torres qualifies as independent under Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Our Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of our executive officers, including the Chief Executive Officer. Additionally, our Compensation Committee is responsible for: (i) the review and approval or recommendation to our Board regarding our incentive compensation and equity-based plans, policies and programs; (ii) the review and approval of all employment agreements and severance arrangements for our executive officers; and (iii) making recommendations to our Board regarding the compensation of our directors.

None of our executive officers has, during the last year, participated in deliberations of our Board of Directors concerning executive officer compensation. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Pursuant to its charter, our Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. No such consultants were engaged in 2022.

5

The Compensation Committee met four times during 2022.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Adriana Cisneros, Richard Sarnoff and Julio A. Torres, with Mr. Sarnoff serving as the chair. Our Board has affirmatively determined that each of Ms. Cisneros and Messrs. Sarnoff and Torres qualifies as independent under Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Our Nominating and Governance Committee is responsible for: (i) identifying individuals qualified to become directors; (ii) overseeing succession planning for our Chief Executive Officer and other executive officers; (iii) periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board; (iv) overseeing annual evaluation of the effectiveness of our Board and its committees; and (v) developing and recommending to our Board a set of corporate governance guidelines.

The Nominating and Governance Committee met once during 2022.

Apart from any directors designated by the Stockholder Parties in accordance with the Stockholders’ Agreement (for so long as such agreement is in effect), the Nominating and Governance Committee will identify individuals qualified to become members of the Board and recommend to the Board the nominees for election to the Board at the next annual meeting of stockholders. In making any such recommendations, the Nominating and Governance Committee shall consider the need to have at least one director on the Board that is qualified to serve on the Redemption Election Committee of the Board. In addition, the Nominating and Governance Committee will review and report to the Board on the qualifications of the directors so that the Board can determine whether the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. The criteria to be used by the Nominating and Governance Committee in recommending directors and by the Board in nominating directors include candidates who have high levels of personal and professional integrity, strong ethics and values and the ability to make mature business judgements. Additional criteria are set forth in our corporate governance guidelines; provided, that, such criteria shall not apply to any nominees designated by the Stockholder Parties pursuant to the Stockholders’ Agreement for so long as such agreement is in effect.

Under our Bylaws, nominations of directors may be made only by or at the direction of the Board of Directors or by a stockholder who was a beneficial owner of shares of the Company both at the time of this notice and at the time of the Annual Meeting, entitled to vote and is present in person in the Annual Meeting.

Redemption Election Committee

Our Redemption Election Committee is responsible for determining whether, in connection with the redemption of the AST LLC Common Units by a holder thereof, we, in our capacity as managing member of AST LLC, should elect to redeem such Common Units for cash or shares of Class A Common Stock. Our Redemption Election Committee must be comprised solely of directors who were not nominated under the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, any holder of Class B Common Stock or Class C Common Stock, and currently consists of Alexander Coleman. Under the Stockholders’ Agreement, the Stockholder Parties have agreed that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of the Company, (i) the Stockholder Parties will take all necessary action to cause the Company and our Board of Directors to maintain the Redemption Election Committee of our Board of Directors and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee.

Requests related to the redemption of AST LLC Common Units made during 2022 were approved by written consent and as such, no Redemption Election Committee meetings were held.

6

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than five or more than nineteen directors, with the number of directors being fixed by the Board within such range subject to the Stockholders’ Agreement. Per the Stockholders’ Agreement, the Board of Directors shall consist of thirteen directors. Each director is elected to serve for a term expiring at the Company’s next annual meeting of stockholders.

All of the Company’s current directors have been nominated for election at the Annual Meeting to serve for a term expiring at the Company’s 2024 annual meeting of stockholders. Each of the director nominees was recommended for election by the Nominating and Governance Committee and has consented to serve for their term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Each of our directors has served on our Board since the Business Combination in 2021. Mr. Avellan also served as a director of AST LLC since 2017.

The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. Accordingly, as ten directors are up for election at the Annual Meeting, the ten nominees receiving the highest number of votes cast “for” will be elected. Only votes “for” will affect the outcome.

Directors Standing For Election

ABEL AVELLAN

Mr. Avellan, age 52, is the Founder, Chairman, and Chief Executive Officer of AST LLC since its inception in 2017 and serves as our Chairman of the Board of Directors and Chief Executive Officer since April 2021. Prior to founding the Company, Mr. Avellan served as the founder and Chief Executive Officer of Emerging Markets Communications (“EMC”), a satellite-based communications services provider to maritime and other mobility markets, from 2000 until its sale to Global Eagle Entertainment Inc. for $550.0 million in July 2016. Following the acquisition of EMC, Mr. Avellan worked as the President and Chief Strategy Officer for Global Eagle Entertainment Inc. until April 2017. Mr. Avellan has over 25 years of success in the space industry and is the co-inventor of 21 United States patents. He was the recipient of the Satellite Transaction of the Year award by Euroconsult in 2015 and was named Satellite Teleport Executive of the Year in 2017. Mr. Avellan has a Bachelor’s in Electrical Engineering from Simón Bolivar University. We believe Mr. Avellan is qualified to serve on our Board of Directors due to his expertise and years of success developing innovative space-based technologies and continually proven engineering and management acumen.

TAREQ AMIN

Mr. Amin, age 50, has served as a member of our Board of Directors since April 2021. Mr. Amin is currently the Co-Chief Executive Officer of Rakuten Mobile, Inc., a subsidiary of Rakuten Group, Inc., CEO of Rakuten Symphony and Group Executive Vice President of Rakuten Group, Inc., one of the world’s leading Internet service companies. Prior to joining Rakuten Mobile, Inc., Mr. Amin served as Senior Vice President of Technology Development and Automation for Reliance Jio from April 2013 to June 2018. Prior to that, he served as Vice President of Carrier Solutions for Huawei and as Senior Director of National Planning & Performance at T-Mobile. Mr. Amin holds a Bachelor’s degree in Electrical Engineering and Physics from Portland State University. We believe Mr. Amin is qualified to serve on our Board of Directors based on his years of experience in the telecommunications industry.

ADRIANA CISNEROS

Ms. Cisneros, age 43, has served as a member of our Board of Directors since April 2021. Since September 2013, Ms. Cisneros has served as the Chief Executive Officer of Cisneros, a global enterprise focused on media & entertainment, digital advertising solutions, real estate, and social leadership, and she served as its Vice Chairman and Director of Strategy from September 2005 to August 2013. Since 2018, she has served on the board of directors of Mattel Inc. and also serves on numerous non-profit boards. Ms. Cisneros holds a B.A. in journalism from Columbia University, a M.A. in Journalism from New York University and a degree in leadership development from Harvard University Business School. We believe Ms. Cisneros is qualified to serve on our Board of Directors and be a member of our Compensation Committee and our Nominating and Governance Committee based on her significant leadership experience in media, real estate, entertainment and digital and consumer products.

7

ALEXANDER COLEMAN

Mr. Coleman, age 56, has served as a member of our Board of Directors since April 2021. Mr. Coleman is currently the Chairman of New Providence Acquisition Corp. II and a Managing Partner of New Providence Management LLC, largely focused on investing in public and private consumer-related companies. He previously served as Chairman of our predecessor, New Providence Acquisition Corp.’s (“NPA”) board from September 2019 until the closing of the Business Combination in April 2021 (refer to our 2022 Annual Report on Form 10-K for a discussion of the “Business Combination”). Mr. Coleman has a broad range of private equity experience, including but not limited to, as the founder and Managing Partner of Annex Capital Management LLC, a co-Head and Managing Partner of Citicorp Venture Capital, Citi’s New York based leveraged buyout fund and a Managing Investment Partner and co-Head of Dresdner Kleinwort Capital LLC, Dresdner Bank’s North American merchant banking group. These positions required Mr. Coleman to oversee private equity platforms involving control and minority equity investing, mezzanine, distressed senior debt and fund-of-funds. Mr. Coleman was also a Managing Partner of Sea Hunter, a specialized fund focused on the evolving global cannabis market and a predecessor to Tilt Holdings, where he also acted as CEO and board member. Mr. Coleman has served as a director and chairman of the board for numerous private and public companies as well as not-for-profits. Mr. Coleman received an MBA from the University of Cambridge and a BA in Economics from the University of Vermont. We believe Mr. Coleman is qualified to serve on our Board of Directors, serve as Chairman of our Compensation Committee and be part of our Audit Committee and Redemption Election Committee based on his experience leading companies across many industries.

LUKE IBBETSON

Mr. Ibbetson, age 54, has served as a member of our Board of Directors since April 2021. Mr. Ibbetson has worked with Vodafone since 1996 and has led the Vodafone Group Research and Development Organization since 2013, which is responsible for all aspects of future research, including trials of emerging technologies. Mr. Ibbetson serves on the board of several industry groups and initiatives, including the 5G Automotive Alliance, and serves as Chairman of the Next Generation Mobile Networks Alliance Board Strategy committee. Mr. Ibbetson holds a B.Sc. in Electronic Engineering and a M.Sc. in Telecommunications from the University of Leeds. We believe Mr. Ibbetson is qualified to serve on our Board of Directors based on his years of experience and commitment to innovative thinking in the telecommunications industry.

EDWARD KNAPP

Mr. Knapp, age 62, has served as a member of our Board of Directors since April 2021. Mr. Knapp currently serves as the corporate Chief Technology Officer for American Tower Corporation. Prior to joining American Tower in 2017, Mr. Knapp served as Senior Vice President of Engineering at Qualcomm, where he was responsible for Qualcomm’s New Jersey Corporate Research Center, from which he managed a global engineering team of researchers and product engineering staff. He currently serves on the board of directors of the Center for Automotive Research. Mr. Knapp holds a B.E. in Electrical Engineering from Stony Brook University, an M.S. in Electrical Engineering from Polytechnic University (NYU) in New York, and an M.B.A. from Columbia University. We believe Mr. Knapp is qualified to serve on our Board of Directors based on his more than 40 years of communications technology experience and 30 years of experience in the development of the global wireless industry.

HIROSHI MIKITANI

Mr. Mikitani, age 58, has served as a member of our Board of Directors since April 2021. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten Group, Inc. Founded in 1997 with the mission to contribute to society by creating value through innovation and entrepreneurship, Rakuten Group, Inc. is one of the world’s leading internet service companies. Mr. Mikitani also serves as Vice Chairman and co-Chief Executive Officer of Rakuten Medical, Inc., a global biotechnology company developing precision, cell-targeting investigational therapies on its Alluminox™ platform. Mr. Mikitani has previously served as a member of the Lyft, Inc. board of directors and currently serves on the boards of directors of a number of privately held companies. In 2011, he was appointed Chairman of the Tokyo Philharmonic Orchestra. He also serves as Representative Director of the Japan Association of New Economy (JANE). Mr. Mikitani holds a commerce degree from Hitotsubashi University and an M.B.A. from Harvard Business School. We believe Mr. Mikitani is qualified to serve on our Board of Directors based on his extensive operating and management experience with major technology companies.

RONALD RUBIN

Mr. Rubin, age 57, has served as a member of our Board of Directors since April 2021. Mr. Rubin is the Co-Founder and Managing Director of Tower Alliance, LLC, a leading provider of outsourced services to wireless infrastructure owners. Mr. Rubin served as Chief Financial Officer of Global Tower Partners from 2010 to 2013. Mr. Rubin holds a B.S. in Accounting from American University and a M.S. in Taxation from Florida International University and is a Certified Public Accountant. We believe Mr. Rubin is qualified to serve on our Board of Directors and be a member of our Audit Committee based on his years of experience in the telecommunications industry.

8

RICHARD SARNOFF

Mr. Sarnoff, age 64, has served as a member of our Board of Directors since April 2021. Mr. Sarnoff is a Partner at Kohlberg Kravis Roberts & Company and leads its media, entertainment and education investing activities for its United States private equity group. From 2014 through 2017, Mr. Sarnoff served as Managing Director and Head of the Media and Communications industry group of Kohlberg Kravis Roberts & Company, leading investments in the Media, Telecom, Digital Media and Education sectors in the United States. Mr. Sarnoff currently serves on the board of directors of Chegg, Inc. and of several private companies, as well as several not-for-profit organizations. Mr. Sarnoff holds a B.A. in Art and Archeology from Princeton University and an M.B.A. from Harvard Business School. We believe Mr. Sarnoff is qualified to serve on our Board of Directors and serve as Chairman of our Nominating and Governance Committee based on his extensive experience serving in senior leadership roles, and on the boards of directors of media and digital technology companies.

JULIO A. TORRES

Mr. Torres, age 56, has served as a member of our Board of Directors since April 2021. Mr. Torres has served as the managing partner at Multiple Equilibria Capital, a financial advisory firm, since March 2013. Mr. Torres has served as the Chief Executive Officer and member of the board of directors of Andina Acquisition Corp. III since January 2019. From August 2015 to March 2018, Mr. Torres served as Chief Executive Officer and a member of the board of directors of Andina Acquisition Corp. II, a blank check company that consummated an initial business combination with Lazy Days’ R.V. Center, Inc. From October 2011 through January 2013, Mr. Torres served as Co-Chief Executive Officer of Andina Acquisition Corp. He also served as a member of the board of Andina 1 from October 2011 until its merger in December 2013 with Tecnoglass Inc. and has continued to serve on the board of Tecnoglass Inc. since such time. Mr. Torres also serves on the board of several international public companies. Mr. Torres graduated from the Universidad de los Andes and received an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master in Public Administration from the J.F. Kennedy School of Government at Harvard University. We believe Mr. Torres is qualified to serve on our Board of Directors, serve as the Chairman of our Audit Committee, and be a member of our Compensation Committee and our Nominating and Governance Committee based on his extensive operational and company governance experience.

The Board of Directors Unanimously Recommends that Stockholders

Vote “For” the Election of All of the Director Nominees.

Proxies received by the Board will be voted “For” the election of each director nominee unless a contrary vote is specified.

9

DIRECTOR COMPENSATION

Director Compensation Program

In connection with the completion of the Business Combination, we approved and implemented a compensation program that consists of annual cash retainer fees and long-term equity awards for the non-employee directors of our Board of Directors who are not affiliated with Invesat LLC, Vodafone, American Tower and Rakuten Mobile Singapore PTE, LTD, a Singapore private limited company (“Rakuten”), or any of their affiliates (the “Director Compensation Program”). Messrs. Coleman, Rubin, Sarnoff and Torres are eligible to participate in the Director Compensation Program. The material terms of the Director Compensation Program are summarized below.

Cash Compensation

●	Annual Retainer: $50,000

●	Annual Committee Chair Retainer:

○	Audit: $20,000

○	Compensation: $15,000

○	Nominating and Governance: $10,000

●	Annual Committee Member (Non-Chair Retainer):

○	Audit: $10,000

○	Compensation: $7,500

○	Nominating and Governance: $5,000

Annual cash retainers are paid in quarterly installments in arrears and are pro-rated for any partial calendar quarter of service.

Equity Compensation

●	Initial Grant: Each eligible director who was initially elected or appointed to serve on our Board of Directors after the completion of the Business Combination was automatically granted 11,755 Restricted Stock Units (“RSUs”) with grant fair value of $110,967 on August 24, 2021. The initial grant was scheduled to vest in full on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the date of the annual meeting of stockholders following the grant date, subject to the director’s continued service through the vesting date.

●	Annual Grant: Further, an eligible director who is serving on the Company’s Board as of the date of the annual meeting of stockholders each calendar year beginning with calendar year 2022 will be automatically granted, on such annual meeting date, a restricted stock unit award with a value of approximately $150,000, which will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting of stockholders following the grant date, subject to the director’s continued service through the applicable vesting date.

In addition, these awards will vest in full upon a change in control of the Company (as defined in the AST SpaceMobile 2020 Incentive Award Plan (“2020 Plan”)).

Our 2022 annual meeting of stockholders was held on September 15, 2022. On this date, the initial grant vested in full and the 2022 annual grant of 16,667 RSUs, which had a grant fair value of $150,000, was made to each eligible director. Refer to the directors’ compensation table below for further detail.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2020 Plan.

10

Director Compensation for the Fiscal Year Ended December 31, 2022

The following table sets forth information for the fiscal year ended December 31, 2022 regarding the compensation awarded to, earned by or paid to our non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Equity Awards ($)(2)	Total ($)
Tareq Amin	-	-	-
Adriana Cisneros	-	-	-
Alexander Coleman	75,000	150,000	225,000
Luke Ibbetson	-	-	-
Edward Knapp	-	-	-
Hiroshi Mikitani	-	-	-
Ronald Rubin	60,000	150,000	210,000
Richard Sarnoff	60,000	150,000	210,000
Thomas Severson(3)	83,333	-	83,333
Julio A. Torres	82,500	150,000	232,500

(1)	Mr. Avellan, Chairman of the Company’s Board of Directors and Chief Executive Officer, is not included in this table, as he was an employee of the Company in 2022 and did not receive compensation for his services as a director. Any compensation paid to Mr. Avellan for his services provided to the Company in 2022 is reflected in the Summary Compensation Table below.
(2)	On September 15, 2022, the listed non-employee directors were granted 16,667 RSUs. Amounts represent the aggregate grant date fair value of RSUs computed in accordance with Accounting Standard Codification 718 Compensation - Stock Compensation (“FASB ASC 718”). We provide information regarding the assumptions used to calculate the value of equity awards in Note 15 to our Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K.
(3)	Mr. Severson, the Company’s former Chief Financial Officer, Chief Operating Officer and Director of the Company was employed and served as a director until April 28, 2022. Mr. Severson did not receive compensation for his services as a director. The compensation included in this table consists of base salary and consulting fees paid to Mr. Severson in 2022. For more information about arrangements with Mr. Severson, please see “Agreement with former Chief Financial Officer and Director” below.

11

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough evaluation of (i) the independent registered public accounting firm’s qualifications, performance, and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.

Proposal No. 2 is the ratification of the Audit Committee’s appointment of KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2023. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interest. KPMG has audited our financial statements since our fiscal year ended December 31, 2021.

We are not required to have the stockholders ratify the appointment of KPMG as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the retention of KPMG, but ultimately may decide to retain KPMG as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the voting power represented at the Annual Meeting, excluding abstentions and broker non-votes, is required to approve the ratification of the appointment of KPMG as our independent registered public accounting firm. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of KPMG as our independent public accounting firm. Abstentions will have the effect of an “against” vote. We do not expect any broker non-votes for Proposal 2.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

12

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

The following individuals serve as the Company’s current executive officers as of July 6, 2023:

Name	Position
Abel Avellan	Chairman of the Board and Chief Executive Officer
Sean Wallace	Executive Vice President, Chief Financial Officer
Brian Heller	Executive Vice President, General Counsel and Secretary
Shanti Gupta	Senior Vice President, Chief Accounting Officer

The Company’s executive officers serve until they resign or are replaced or removed by the Board of Directors. Biographical information for Mr. Abel Avellan is set forth in “Proposal No. 1 – Election of Directors” above. Biographical information for the Company’s other executive officers and senior management is set forth below.

Sean Wallace. Mr. Wallace, age 61, serves as our Executive Vice President, Chief Financial Officer since May 2022. Mr. Wallace is an experienced business leader with over 35 years of finance, banking and management experience. Prior to this appointment, Mr. Wallace served since May 2020 as the Chief Financial Officer and Treasurer of Cogent Communications, Inc., a publicly traded company that is one of the world’s largest commercial internet service providers. Prior to joining Cogent, Mr. Wallace was an investor and operator of industrial real estate projects from 2015 to 2020. He has also held senior management and banking positions at Standard Chartered, where he was the Global Head of their origination and coverage business, and at JP Morgan, where he was their Co-Head of Investment Banking, Asia Pacific and the leader of their North American Telecom Banking operations. Mr. Wallace’s experience as a banker has provided him with expertise in a broad set of financing products, including debt, equity and project finance, executed primarily for telecommunications companies. Mr. Wallace received an AB from Harvard College and an MBA from Harvard Business School.

Brian Heller. Mr. Heller, age 55, serves as our Executive Vice President, General Counsel and Secretary since February 2021. Mr. Heller has over twenty years of public company experience. Prior to joining AST, he served as General Counsel of Castle Brands Inc., a publicly-traded spirits company, from October 2008 until its sale to Pernod Ricard in October 2019, and as Senior Vice President - Business and Legal Affairs of Ladenburg Thalmann Financial Services, a publicly-traded financial services company, from April 2007 until its sale to a portfolio company of Reverence Capital Partners in May 2020. He joined Ladenburg from AOL Latin America, where he served as Associate General Counsel. Previously, Mr. Heller was a Partner in the Corporate and Intellectual Property Departments at the Steel Hector & Davis law firm (now Squire Patton Boggs) in Miami, Florida. Earlier in his career, he served as a law clerk to the Honorable James Lawrence King of the United States District Court for the Southern District of Florida. Mr. Heller received his J.D., cum laude, from Georgetown University Law Center, where he was Articles Editor of the Georgetown Law Journal, and his Bachelor of Science degree from Northwestern University. He is admitted to practice law in New York and Florida.

Shanti Gupta. Mr. Gupta, age 46, serves as our Senior Vice President, Chief Accounting Officer since September 2021 and is responsible for the Company’s financial operations, corporate accounting, external reporting, and financial planning and analytics. He brings more than 20 years of global finance and accounting experience to his role on AST’s leadership team. Before joining AST, he worked with Ernst & Young LLP in New York from 2014, where he was a Partner and Managing Director in its Financial Accounting Advisory Services group. Previously, he has worked with Deloitte & Touche LLP in New York and KPMG in India. He earned his Bachelor of Commerce (Honors) from Shri Ram College of Commerce, Delhi University, India, and is a licensed Certified Public Accountant. He is also a Chartered Accountant from The Institute of Chartered Accountants of India.

The following individuals also serve as members of our senior management team:

Scott Wisniewski. Mr. Wisniewski, age 42, serves as our Executive Vice President, Chief Strategy Officer since March 2021 and oversees corporate development, treasury, commercial, regulatory, investor relations and public relations. Prior to joining AST, he was Managing Director of Technology, Media & Telecommunications Investment Banking at Barclays, advising clients on raising capital and mergers and acquisitions for over a decade. While at Barclays, he advised us on the 2021 business combination transaction, which raised $462 million in gross proceeds, and the 2019 strategic investment transaction, which raised $110 million of gross proceeds. Earlier in his career he was a management consultant focused on supplier development and a mechanical design engineer. Mr. Wisniewski received a Bachelor of Engineering degree from Dartmouth College and a Master’s in Business Administration from The University of Chicago Booth School of Business.

13

Dr. Huiwen Yao. Dr. Yao, age 60, serves as AST’s Executive Vice President, Chief Technology Officer since 2018. Dr. Yao has over 30 years of successful experience in engineering team building and management, system architecture, research and technology development and program execution in communications satellites. Prior to joining AST, he was the Senior Director of Commercial Payload/RF Engineering in the Space Systems Group of Northrop Grumman Innovation Systems (previously Orbital ATK). He was a major contributor to the success of the commercial satellite business of Orbital/Orbital ATK with more than 40 GEO communications satellites delivered. Dr. Yao is the author of more than 55 technical papers and a book chapter in the fields of communications systems, antennas, microwave/RF components and EM simulations/CAD. He has been granted 15 U.S. and international patents. He received his B.S. and M.S. degrees in Electrical Engineering from Beijing Institute of Technology and a Ph.D. in Electronic Physics from the University of Maryland.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to attract, motivate and retain high quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders.

Our named executive officers (or “NEOs”) for 2022, who consist of each person who served as our principal executive officer during 2022 and our two other most highly compensated executive officers, were:

●	Abel Avellan, Chairman of the Board and Chief Executive Officer

●	Sean Wallace, Executive Vice President, Chief Financial Officer

●	Brian Heller, Executive Vice President, General Counsel and Secretary

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards ($)(1)		All Other Compensation ($)		Total ($)
Abel Avellan(2)	2022	-	-	-		-		-
Chairman of the Board and Chief Executive Officer	2021	8,995	-	-		-		8,995

Sean Wallace(3)	2022	160,417	-	2,784,000	(4)	88,575	(5)	3,032,992
Executive Vice President, Chief Financial Officer

Brian Heller	2022	250,000	150,000	-		-		400,000
Executive Vice President, General Counsel and Secretary	2021	216,542	-	2,050,000	(6)	-		2,266,542

(1)	Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC 718 for equity awards granted. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 15 to our Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K.
(2)	Mr. Avellan has historically asked not to be paid any base salary in excess of applicable minimum wage requirements under federal law and, as such, has received a substantially below-market base salary. Effective as of the completion of the Business Combination, Mr. Avellan is not receiving any base salary from the Company.
(3)	Mr. Wallace joined the Company in May 2022 and as such, only compensation for 2022 is shown. Mr. Wallace’s annual base salary is $250,000.
(4)	On May 10, 2022, pursuant to the terms of his employment agreement, Mr. Wallace received an award of 700,000 restricted stock units (“RSUs”), 400,000 of which are subject to time-based vesting and 300,000 of which are subject to performance-based vesting. The grant date fair value of the 300,000 performance-based RSUs have been reported at $0 based on the probable outcome of achieving the performance conditions at the time of grant. The grant date fair value of the performance-based RSUs assuming achievement of the performance conditions was $2,088,000.
(5)	Pursuant to the terms of Mr. Wallace’s employment agreement, he was reimbursed $75,000 for direct out-of-pocket costs associated with his relocation to the Miami, Florida area where the Company’s corporate office is located, and $13,575 for legal fees associated with the negotiation and execution of his employment agreement.
(6)	On August 11, 2021, Mr. Heller received an award of 350,000 RSUs, 205,000 of which are subject to time-based vesting and 145,000 of which are subject to performance-based vesting. The grant date fair value of the 145,000 performance-based RSUs have been reported at $0 based on the probable outcome of achieving the performance conditions at the time of grant. The grant date fair value of the performance-based RSUs assuming achievement of the performance conditions was $1,450,000.

Narrative Disclosure to the Summary Compensation Table

This section discusses the material components of the executive compensation program for the year ended December 31, 2022 as applicable to the Company’s NEOs and reflected in the Summary Compensation Table above.

14

Salaries. Other than Mr. Avellan, our NEOs receive their respective base salaries to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation and reflects the executive’s skill set, experience, role and responsibilities. As noted in the Summary Compensation Table, Mr. Avellan, our Chairman of the Board and Chief Executive Officer, historically asked not to be paid any base salary in excess of applicable minimum wage requirements under federal law and received a substantially below-market base salary, and effective as of the completion of the Business Combination, Mr. Avellan has not been receiving any base salary.

Bonus. The Compensation Committee awarded a discretionary cash bonus of $150,000 to Mr. Heller on September 15, 2022 in recognition of his individual achievements and contributions as our Executive Vice President, General Counsel and Secretary.

Long-Term Equity Incentive Compensation. The goal of our long-term, equity-based incentive awards is to align the interests of the Company’s executives with the interests of stockholders. Because vesting is based on continued service, equity-based incentives also foster the retention of our executives during the award vesting period.

Equity Compensation Plans

AST LLC 2019 Equity Incentive Plan. Prior to the Business Combination, equity-based incentive awards in the form of options were issued under the AST LLC 2019 Equity Incentive Plan (“AST LLC Incentive Plan”) as incentives to its employees, non-employees, and non-employee members of its Board of Directors. Following the Business Combination, no further grants will be made under the AST LLC Incentive Plan. However, the AST LLC Incentive Plan will continue to govern the terms and conditions of the outstanding awards granted under it.

SpaceMobile 2020 Incentive Award Plan. In connection with the Business Combination, the Company adopted the 2020 Incentive Award Plan (the “2020 Plan”). Awards may be made under the 2020 Plan covering an aggregate 10,800,000 shares of Class A Common Stock. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market. The 2020 Plan provides for the grant of stock options, restricted stock, dividend equivalents, restricted stock units, incentive unit awards, stock appreciation rights, and other stock or cash-based awards. Each incentive unit issued pursuant to an award, if any, shall count as one share for purposes of calculating the aggregate number of shares available for issuance under the 2020 Plan.

Two types of equity awards have been granted under the 2020 Plan: (1) service-based options and (2) service-based and performance-based restricted stock units. Service-based options typically vest over a four year service period, with 25% of the award vesting on the first anniversary of the employee’s commencement date and the balance thereafter in 36 equal monthly installments. Service-based restricted stock units typically vest over a four year service period with 25% of the award vesting on each anniversary of the employee’s vesting commencement date. Performance-based restricted stock units typically vest when the specified performance conditions are met. Options typically expire no later than 10 years from the date of grant.

NEO Long-Term Equity Incentive Compensation in 2022. During 2022, our NEOs received the following long-term incentive awards under our 2020 Plan:

In May 2022, pursuant to the terms of Mr. Wallace’s employment agreement, the Company’s Board of Directors approved an award of 700,000 RSUs to Mr. Wallace, with 400,000 of the RSUs subject to service-based vesting and 300,000 RSUs subject to performance-based vesting. The service-based RSUs vest over a four year service period with 25% of the awards vesting on each anniversary of Mr. Wallace’s vesting commencement date. The performance-based RSUs will vest upon satisfaction of two specified capital raising performance conditions.

See Note 15 to the Company’s Consolidated Financial Statements included in its 2022 Annual Report on Form 10-K for additional information regarding the Company’s equity compensation plans.

Other Elements of Compensation

Pursuant to the terms of Mr. Wallace’s employment agreement, he received $75,000 as reimbursement of direct out-of-pocket costs relating to his relocation to the Miami, Florida area where the Company’s corporate office is situated, and received $13,575 as reimbursement of legal fees associated with the negotiation and execution of his employment agreement. Mr. Wallace’s employment agreement also provided for reimbursement of certain temporary housing expenses, although no such expenses were incurred or reimbursed.

15

401(k) Plan. The Company currently maintains a 401(k) retirement savings plan for its United States based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Plan allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not match contributions made by participants in the 401(k) plan. The Company believes that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including NEOs, in accordance with its compensation policies.

Health/Welfare Plans. All of the Company’s full-time employees, including NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent flexible spending account, short-term and long-term disability insurance, and life insurance.

Named Executive Officer Employment Related Agreements

Abel Avellan

On July 18, 2018, our subsidiary, AST LLC, entered into an offer letter with Mr. Avellan, our Chairman and Chief Executive Officer, setting forth his initial base salary and eligibility to participate in the Company’s customary health, welfare and fringe benefit plans. In addition, on December 15, 2017, Mr. Avellan entered into AST LLC’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason. Mr. Avellan has historically asked not to be paid any base salary in excess of applicable minimum wage requirements under federal law and, as such, has received a substantially below-market base salary. Mr. Avellan has not received any base salary from the Company since the consummation of the Business Combination in April 2021.

Sean Wallace

On April 25, 2022, our subsidiary, AST LLC, entered into an employment agreement with Mr. Wallace, our Executive Vice President and Chief Financial Officer. Pursuant to the employment agreement, Mr. Wallace receives an annual base salary of $250,000 and is eligible to participate in the Company’s customary health, welfare and fringe benefit plans. The employment agreement provided that the Company would reimburse Mr. Wallace for certain temporary housing expenses, direct out-of-pocket relocation expenses up to $75,000, and reasonable legal fees, up to a limit of $15,000, in connection with the negotiation and execution of the employment agreement and all ancillary agreements. In the event of termination, Mr. Wallace is entitled to a severance payment equal to 75% of his base salary, continued coverage for up to nine months under the Company’s group health plans at the same levels and the same cost to Mr. Wallace as would have applied if his employment had not terminated, and acceleration of any unvested portion of the time-based vesting restricted stock units equal to (A) in the event a Qualifying Termination occurs on or prior to the one-year anniversary of his start date, 100,000 restricted stock units, and (B) in the event a Qualifying Termination occurs after the one-year anniversary of the start date, (x) (1) the number of days during the period commencing on the last vesting date prior to the date of termination and ending on the nine-month anniversary of the date of termination, (2) divided by 365, and multiplied by (y) 100,000. In addition, any portion of the Performance-Based Portion of the Equity Award as to which the specified performance target has been satisfied as of, or within 120 days following the date of termination, will vest on the later of the effective date of the release or the attainment of the applicable performance target within such 120 day period. Also, on April 25, 2022, Mr. Wallace entered into the Company’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason.

Brian Heller

On February 4, 2021, the Company entered into an employment agreement with Mr. Heller, our Executive Vice President, General Counsel and Secretary. Under the employment agreement, Mr. Heller receives an annual base salary of $250,000 and is eligible to participate in the Company’s customary health, welfare and fringe benefit plans. In the event of termination, Mr. Heller is entitled to a severance payment equal to 50% of his base salary, an annual bonus earned through the date of termination for the applicable calendar year based on the achievement of individual and/or Company performance goals as determined by the Board in its sole discretion, and acceleration of any unvested portion of the time-based vesting RSUs equal to (A) (x) the number of days during the period commencing on the last vesting date prior to the date of termination and ending on the six-month anniversary of the date of termination, (y) divided by 365, and multiplied by (B) 51,250. Also, on February 4, 2021, Mr. Heller entered into the Company’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason.

16

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Abel Avellan	-	-	-	-
Sean Wallace	400,000	1,928,000	300,000	1,446,000
Brian Heller	153,750	741,075	145,000	698,900

(1)	Mr. Wallace’s 400,000 RSUs vest over a four year service period with 25% of the awards vesting on each anniversary of the May 10, 2022 vesting commencement date. Mr. Heller’s 205,000 RSUs vest over a four year service period with 25% of the awards vesting on each anniversary of the February 8, 2021 vesting commencement date.
(2)	Fair market value of awards was $4.82 per share as of December 31, 2022.
(3)	Mr. Wallace’s 300,000 RSUs vest upon satisfaction of two specified capital raising performance conditions. Half of each portion of these RSUs will vest upon the attainment of the specified performance targets and the remaining half of each portion of these RSUs will vest on the first anniversaries of the attainment of the specified performance targets. Mr. Heller’s 145,000 RSUs vest upon satisfaction of certain specified performance conditions.

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”), as defined by SEC rules, to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions.

The following table sets forth certain information regarding pay versus performance as of December 31, 2022.

Year(1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	AST SpaceMobile Total Shareholder Return ($)(4)	Net Income (Loss) ($000)(5)
2022	-	-	$1,716,496	$989,452	$35	$(31,640)
2021	$8,995	$8,995	$1,430,211	$160,579	$58	$(30,553)

(1)	Abel Avellan served as the PEO for the entirety of 2022 and 2021. Our Non-PEO NEOs for the applicable years were as follows:
● 2022: Sean Wallace and Brian Heller
● 2021: Brian Heller and Thomas Severson
(2)	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEO, Mr. Avellan, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.
(3)	Amounts reported in these columns represent compensation actually paid; adjustments were made to the amounts reported in the SCT for the applicable year.
(4)	Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(5)	The dollar amounts reported represent the amount of net income (loss) attributable to common stockholders reflected in our audited Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K.

17

A reconciliation of the adjustments for Mr. Avellan and for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP from SCT amounts. Equity values are calculated in accordance with FASB ASC 718.

	2022	2022	2021	2021
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total (1)	-	$1,716,496	$8,995	$1,430,211
Minus Stock Award Value & Option Award Value Reported in SCT for the Covered Year	-	$1,392,000	-	$1,025,000
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	-	$964,000	-	$813,850
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	-	$(239,850)	-	$(735,900)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	-	-	-	-
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	-	$(59,194)	-	$(322,582)
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	-	-	-	-
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	-	-	-	-
Compensation Actually Paid	-	$989,452	$8,995	$160,579

(1)	Unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

Pursuant to Item 402(v) of SEC Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the pay versus performance table provided above.

18

Relationship Between CAP and Total Shareholder Return (“TSR”)

The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our TSR.

Pay Versus Performance: Total Shareholder Return
PEO CAP
Avg. Non-PEO NEOs CAP
AST SpaceMobile TSR
Total Shareholder Return (TSR)
Compensation Actually Paid ($000)
$200
$175
$150
$125
$100
$75
$50
$25
$0
$1,200
$1,000
$800
$600
$400
$200
$0
$100
$58
$35
$9
$161
$0
$989
Dec. 31 2020
2021
Dec. 31 2021
2022
Dec. 31 2022

19

Relationship Between CAP and Net Income (Loss) Attributable to Stockholders

The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our net income (loss) attributable to stockholders.

Pay Versus Performance: Net Income (Loss)[1]

PEO CAP
Avg. Non-PEO NEOs CAP
Net Income (Loss)(1)
Net Income (Loss)(1) ($000)
Compensation Actually Paid ($000)
$150,000
$100,000
$50,000
$0
($50,000)
$1,200
$800
$400
$0
($400)
$9
$161
$0
$989
($30,553)
($31,640)
2021
2022

(1)	Represents the amount of net loss attributable to common stockholders reflected in the Company’s audited financial statements for the applicable year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

Prior to the Business Combination, equity-based awards were granted under the AST LLC 2019 Equity Incentive Plan (“AST LLC Incentive Plan”). The plan was approved in 2019 by the members of AST LLC. Following the completion of the Business Combination, no new awards were granted under the AST LLC Incentive Plan. Awards outstanding under the AST LLC Incentive Plan are in the form of stock options to purchase equity incentive units in AST LLC, which may be redeemed for shares of the Company’s Class A Common Stock (or the cash equivalent thereof) as determined by the Company.

The SpaceMobile 2020 Incentive Award Plan allows for the issuance of up to 10,800,000 shares of the Company’s Class A Common Stock pursuant to equity-based awards which may be granted under the plan. The plan was approved by the Company’s stockholders on April 1, 2021.

20

The following table lists awards previously granted and outstanding, and securities authorized for issuance, under the plan as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (Excluding Outstanding Options, Warrants, or Rights)
Equity compensation plans approved by stockholders
SpaceMobile 2020 Incentive Award Plan(1)	6,943,869	$9.71	3,658,900
AST LLC 2019 Equity Incentive Plan	10,767,799	$0.83	2,045,160	(2)
Equity compensation plans not approved by stockholders	-	-	-

(1)	Includes 3,697,649 stock options and 3,246,220 restricted stock awards. Only the stock options have an associated exercise price.
(2)	Following the completion of the Business Combination, no new awards were granted under the AST LLC Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

The following sets forth information regarding the beneficial ownership of our voting shares by:

●	each person who is known to be a beneficial owner of more than 5% of our voting shares;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Our authorized Common Stock consists of Class A Common Stock, Class B Common Stock and Class C Common Stock. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

Beneficial ownership of shares of our Common Stock is based on 89,404,418 shares of Class A Common Stock, 50,041,757 shares of Class B Common Stock and 78,163,078 shares of Class C Common Stock issued and outstanding as of June 30, 2023.

21

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. To our knowledge, none of our shares of Common Stock beneficially owned by any executive officer or director have been pledged as security.

	Class A Common Stock		Class B Common Stock		Class C Common Stock		Combined Voting
Name and Address of Beneficial Owner (1)	Number	%	Number	%	Number	%	Power (%)(2)
Five percent Holders:
Rakuten Mobile, Inc.(3)	2,500,000	2.8%	28,520,155	57.0%	-	-	3.4%
Invesat LLC (4)	200,000	*	9,932,541	19.8%	-	-	1.1%
Vodafone Ventures Limited (5)	1,000,000	1.1%	9,044,454	18.1%	-	-	1.1%
ATC TRS II LLC (6)	2,500,000	2.8%	2,170,657	4.3%	-	-	*
Directors and Named Executive Officers:
Abel Avellan	-	-	-	-	78,163,078	100.0%	84.9%
Sean Wallace	122,727	*	-	-	-	-	*
Brian Heller	81,822	*	-	-	-	-	*
Tareq Amin	-	-	-	-	-	-	-
Adriana Cisneros(4)	239,764	*	9,932,541	19.8%	-	-	1.1%
Alexander Coleman(7)	3,370,542	3.5%	-	-	-	-	*
Luke Ibbetson	-	-	-	-	-	-	-
Edward Knapp	10,000	*	-	-	-	-	*
Hiroshi Mikitani	2,500,000	2.8%	28,520,155	57.0%	-	-	3.4%
Ronald Rubin	28,422	*	-	-	-	-	*
Richard Sarnoff	28,422	*	-	-	-	-	*
Julio A. Torres	28,422	*	-	-	-	-	*
All directors and executive officers, as a group (13 individuals)	6,460,428	7.2%	38,452,696	76.8%	78,163,078	100%	89.7%

* Less than 1%

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706.
(2)	Percentage of combined voting power represents voting power with respect to all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) (x) (A) 88.31% minus (B) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (y) the number of shares of Class C Common Stock then outstanding on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.
(3)	Includes 2,500,000 shares of Class A Common Stock held by Rakuten Mobile, Inc. (“Rakuten Mobile”) and 28,520,155 shares of Class B Common Stock held by Rakuten USA. The business address of each of Mr. Mikitani, Rakuten Mobile and Rakuten USA is 1-14-1 Tamagawa, Setagaya-ku, Tokyo 158-0094 Japan. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten Mobile, which is the parent company of Rakuten USA, and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Rakuten Mobile and Rakuten USA and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Rakuten Mobile and Rakuten USA.
(4)	The business address of each of Ms. Cisneros and Invesat LLC (“Invesat”) is c/o Cisneros Group of Companies, 700 NW 1st Avenue, Suite 1700, Miami, Florida 33136. Ms. Cisneros is the president of Invesat and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Invesat and may be deemed to have beneficial ownership of the Common Stock held directly by Invesat.
(5)	The business address of Vodafone Ventures Limited is c/o Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, United Kingdom.
(6)	Represents American Tower’s beneficial ownership of shares of our Common Stock. The Company has several agreements in place with American Tower and American Tower has the right to designate one individual to the Board of Directors. Currently, American Tower’s designee is Edward Knapp, Chief Technology Officer, American Tower. The business address of ATC TRS II LLC is 116 Huntington Avenue, 11th floor, Boston, MA 02116.
(7)	Includes 1,429,979 shares of Class A Common Stock and an additional 1,940,563 shares of Class A Common Stock underlying the private placement warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CEO Equity Ownership

Mr. Avellan, Chief Executive Officer of the Company, and his permitted transferees hold all of the Class C Common Stock, which, prior to the Sunset Date described in the Stockholders’ Agreement, will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (1) (x) an amount of votes equal to 88.3% of the total voting power of our outstanding voting stock, minus (y) the total voting power of our outstanding capital stock owned or controlled by Mr. Avellan and his permitted transferees divided by (2) the number of shares of our Class C Common Stock then outstanding. As a result, as of June 30, 2023, Mr. Avellan and his permitted transferees control approximately 84.9% of the combined voting power of our Common Stock, and may control a majority of our voting power so long as the Class C Common Stock represents at least 9.1% of our total Common Stock.

22

Nano Share Sale and Purchase Agreement

On July 2, 2022, AST LLC entered into a share sale and purchase agreement (the “Share Sale and Purchase Agreement”) for sale of its 51% interest in its former subsidiary, Nano (the “Share Sale”) to Kongsberg Defence & Aerospace AS, a private limited liability company incorporated under the laws of Norway. The Share Sale and Purchase Agreement provided for a purchase price of €65.0 million in total enterprise value for the purchase of Nano. On September 6, 2022, AST LLC completed the Share Sale and received proceeds, net of transaction costs and working capital adjustments, of $26.6 million. In connection with closing of the Share Sale, AST LLC also entered into a cooperation agreement with Nano relating to ongoing commercial arrangements in the normal course of business. After completion of the Share Sale, Nano is no longer a related party of the Company.

Nano Financing Agreement

On January 12, 2022, we entered into a financing agreement (the “Nano Financing Agreement”) with Nano, pursuant to which we made available to Nano a revolving loan for up to €1.5 million, whereby Nano had the ability to draw up to €0.8 million at a time subject to certain conditions. The Nano Financing Agreement provided that the loan will bear interest at a rate of 4.00% per annum payable annually on the last day of each calendar year, or 7% upon an Event of Default as defined in the Nano Financing Agreement, and that principal payments will be due and payable upon the issuance and/or sale of equity securities of Nano, and each calendar quarter if Nano’s consolidated cash exceeds €4.0 million, with the final remaining balance of unpaid principal and interest due on December 1, 2023. Upon closing of the Nano Share Sale on September 6, 2022, the full outstanding balance of $0.5 million was repaid and the Nano Financing Agreement was terminated. The Nano Financing Agreement was accounted for as an intercompany transaction in our consolidated financial statements.

InMotion Holdings LLC

Prior to the sale of our former subsidiary, NanoAvionika UAB (“Nano Lithuania”), on September 6, 2022, InMotion Holdings, LLC, a Delaware limited liability company (“InMotion”) wholly-owned by the Company’s Chief Executive Officer and Chairman of the Board, Mr. Avellan, owned 13% interest on a fully-diluted basis of Nano. Pursuant to the terms of the Share Sale and Purchase Agreement, InMotion received approximately $7.9 million on account of the option it held to acquire shares of Nano. We do not have any ownership interest in InMotion and did not receive any of these proceeds. Pursuant to the terms of a service agreement between Nano Lithuania and InMotion dated March 1, 2018 (the “InMotion Services Agreement”), InMotion agreed to provide consulting services including but not limited to marketing, sale support and general management support to Nano. The Services Agreement was terminated upon completion of the Nano Share Sale and no payments were made under the InMotion Services Agreement.

Vodafone

We and Vodafone have agreed to enter into one or more definitive agreements for a commercial partnership that is anticipated to use the SpaceMobile Service (the “Vodafone Commercial Agreements”). In connection with the commercial agreement, we have agreed not to enter into any agreement, term sheet, or letter of intent that grants another party the rights related to the provision of mobile services in the Vodafone markets or Vodafone partner markets prior to the execution of the Vodafone Commercial Agreements.

The Vodafone Commercial Agreements are to include mutual exclusivity, conditioned upon Vodafone making the SpaceMobile Service available to all of its customers and certain promotional efforts, within all Vodafone markets for five years commencing on the launch of a commercial service in all of the Vodafone markets; preferential commercial terms in Vodafone partner markets; 50/50 revenue share for the SpaceMobile Service in Vodafone exclusivity markets; and the procurement, building and operating of mobile network ground stations at a mutually agreed cost by Vodafone. No payments have been made to date between us and Vodafone pursuant to the anticipated Vodafone Commercial Agreements. Vodafone has the right to designate one individual to the Board of Directors. Currently, Vodafone’s designee is Luke Ibbetson, Head of Group Research & Development, Vodafone.

Also, we entered into a side letter with Vodafone dated December 15, 2020, under which we agreed (i) not to enter into any material corporate strategic relationship or material commercial agreement with a party other than Vodafone and its affiliates that would be reasonably expected to materially frustrate our ability to satisfy the obligations under the Vodafone Commercial Agreements with certain exceptions; (ii) to allocate sufficient funds in the capital budget to facilitate compliance with the obligations under the Vodafone Commercial Agreements; and (iii) not to alter the business plan in a manner that is materially detrimental to our ability to satisfy the obligations under the Vodafone Commercial Agreements.

23

American Tower

We and American Tower have entered into a side letter agreement that was subsequently amended and restated on December 15, 2020 to reflect the transactions and agreements contemplated by the Equity Purchase Agreement between us and NPA (the “Amended and Restated Letter Agreement”). The Amended and Restated Letter Agreement contemplates that we and American Tower will enter into commercial agreements to use American Tower facilities for the terrestrial gateway facilities in certain markets. The term of the operational agreement with American Tower is for an anticipated five years after the initial launch of commercial mobile services by us.

On March 22, 2022, we and American Tower entered into a non-binding term sheet reflecting the terms and conditions for the deployment of our gateway satellite technology equipment on property owned and operated by American Tower. Under the agreement, American Tower will provide us with leased space and managed services at its current and future tower sites and data centers under the global master lease agreement to be entered into by the parties.

The usage of any American Tower services in a Vodafone market will be memorialized in a commercial agreement among all three parties. In markets where Vodafone does not operate (“Carrier Neutral Markets”), we and American Tower may enter into an agreement for American Tower to manage the operation of our deployed gateway facility in such market. In Carrier Neutral Markets where the Company requires a third party to provide a gateway facility or services, we agree to not accept any bid that is inferior to American Tower’s best and final proposal for such gateway facility or services. We also agree to use commercially reasonable efforts to utilize American Tower facilities in (i) Vodafone markets where Vodafone decides to not use its facilities, (ii) Carrier Neutral Markets, and (iii) instances where the Company requires a third-party vendor.

Additionally, we will work with American Tower to evaluate and plan gateway facility and radio access network data center deployments with preferred vendor status to offer carrier-neutral hosting facilities in certain equatorial markets. American Tower will serve as the preferred vendor for carrier neutral hosting facilities. We will pay American Tower a monthly connection fee for use of a carrier neutral hosting facility, which we expect will be charged back to each applicable MNO. If we and American Tower agree to construct a new carrier neutral hosting facility or improve an existing one and American Tower elects to fund all such capital expenditures, American Tower will provide us with a fair-market, long-term lease to such facility. No payments have been made to date between us and American Tower under the Amended and Restated Letter Agreement. American Tower has the right to designate one individual to the Board of Directors. Currently, American Tower’s designee is Edward Knapp, Chief Technology Officer, American Tower.

Rakuten

On February 4, 2020, we entered into a commercial agreement with Rakuten for the development of exclusive network capabilities in Japan compatible with the mobile network of Rakuten and its affiliates, which agreement was amended and restated as of December 15, 2020 (the “Rakuten Agreement”). Under the terms of the Rakuten Agreement, we agree to make investments in building network capabilities in Japan that are compatible with the mobile network of Rakuten and its affiliates. Furthermore, we will collaborate with Rakuten to ensure network capability with Rakuten’s licensed frequencies, including full coverage in Japan with 3GPP Band 3 frequencies with multiple input multiple output (“MIMO”) capability. Upon the launch of such coverage, Rakuten will receive unlimited, exclusive rights and usage capacity in Japan in exchange for a $0.5 million annual maintenance fee payable to us or our successors. Furthermore, we will make $5.0 million (or such lesser amount as mutually agreed upon by the parties) in capital investments towards the design, assembly, acquisition and implementation of ground communication assets. Us and Rakuten will receive unlimited rights and usage of the ground assets for their respective operations, including, but not limited to, satellite and other telecommunication communications. Rakuten has the right to designate two individuals to our Board of Directors. Currently, Rakuten’s designees are Hiroshi Mikitani, Founder, Chairman and Chief Executive Officer, Rakuten, Inc., and Tareq Amin, Chief Executive Officer, Rakuten Mobile.

The Rakuten Agreement includes key performance indicators (“KPIs”) associated with the number of satellites launched, timing and coverage of the SpaceMobile Service in Japan in a phased manner that we were obligated to meet. Because the applicable KPIs were not met for the last two phases noted in the Rakuten Agreement by June 2023, we became obligated to Rakuten the amount of $10.0 million. If we are unable to make such payment, the amount shall convert into a promissory note with 8.0% interest per annum payable in 12 quarterly installments over a three-year term, which can be prepaid at our election.

In connection with our inability to meet the applicable KPIs stated in the Rakuten Agreement by the deadline, we recognized an estimated liability of $10.0 million in the first quarter of 2023. No payments have been made, and no note has been issued, to date between AST LLC and Rakuten under the Rakuten Agreement. The term of the Rakuten Agreement shall remain in effect until we fulfill our obligations under the Rakuten Agreement.

24

Agreement with former Chief Financial Officer and Director

On May 16, 2022, we entered into a consulting agreement by and between the Company, AST LLC, and Thomas Severson, the former Chief Financial Officer, Chief Operating Officer and Director of the Company (the “Consulting Agreement”) to assist with the transition of his duties. Under the Consulting Agreement, Mr. Severson agreed to provide consulting services through April 6, 2023, and we agreed to reimburse any of Mr. Severson’s reasonable out-of-pocket expenses. Mr. Severson also agreed to certain transfer restrictions relating to our securities. Mr. Severson subsequently indicated to us that he was no longer able to provide consulting services and as of July 22, 2022, pursuant to the terms of the Consulting Agreement, Mr. Severson ceased performing consulting services for us.

Further, on May 16, 2022, we extended a non-recourse loan in the amount of $1.0 million at an interest rate of 8.00% per annum to Mr. Severson. The loan was paid in full by Mr. Severson during December 2022.

Support Services Agreement

On January 20, 2020, we entered into the Support Services Agreement with Finser Corporation (“Finser”), which is part of the Cisneros Group of Companies, of which Ms. Cisneros, a member of the Board of Directors, is the Chief Executive Officer, whereby Finser will provide the Company with consulting and administrative support services. We incurred less than $0.1 million and $0.3 million in consulting services for the years ended December 31, 2022 and 2021, respectively, which were included within the general and administrative costs on the audited Consolidated Statements of Operations contained in our 2022 Annual Report on Form 10-K. The agreement terminated on June 30, 2022.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) served as the independent registered public accounting firm for the Company beginning July 2021. Marcum LLP (“Marcum”) served as the independent registered public accounting firm for the Company during the year 2021 until the appointment of KPMG as the independent registered public accounting firm in July 2021. The following table represents fees for professional services rendered by KPMG for the year ended December 31, 2022 and both KPMG and Marcum for the year ended December 31, 2021.

	2022	2021
Audit Fees	$921,610	$543,703
Tax Fees	390,304	1,018,978
Total Fees	$1,311,914	$1,562,681

Audit fees include fees associated with the annual audit of our consolidated financial statements for the years ended December 31, 2022 and 2021, review of quarterly financial statements, statutory audit of certain foreign subsidiaries, and services provided in connection with 2022 equity offerings, including providing comfort letters. All audit fees for the year ended December 31, 2022 were associated with audit services provided by KPMG. Audit fees for the year ended December 31, 2021 include $0.4 million of audit services provided by KPMG and $0.1 million of audit services provided by Marcum.

Tax fees include fees associated with tax compliance services, including the preparation, review, and filing of certain tax returns, as well as tax consulting services. Tax fees for the year ended December 31, 2022 of $0.4 million were associated with tax compliance and consulting services provided by KPMG. Tax fees for the year ended December 31, 2021 include $0.8 million for services provided by KPMG prior to being appointed as the independent registered public accounting firm for the Company. These include $0.6 million of non-recurring tax consulting services associated with the establishment of the umbrella partnership corporation (“UP-C”) structure and $0.2 million for tax compliance services. The remaining $0.2 million includes $0.1 million for tax consulting services and $0.1 million for tax compliance services provided after KPMG was appointed as the independent registered public accounting firm for the Company.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Consistent with the policies and procedures of our written charter, all audit and tax services set forth above for 2022 were pre-approved by our Audit Committee, which concluded that the provision of such services by KPMG were compatible with the maintenance of the firm’s independence. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

25

OTHER INFORMATION

Voting Information

Who Can Vote. Record holders of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock as of the close of business on June 20, 2023, the Record Date, may vote at the Annual Meeting. As of the close of business on the Record Date, 76,959,820 shares of Class A Common Stock, 50,041,757 shares of Class B Common Stock, 78,163,078 shares of Class C Common Stock and 11,547,600 warrants to purchase shares of Class A Common Stock, were issued and outstanding and entitled to vote.

Voting Rights. Holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on each of the proposals. Holders of the Company’s Class A Common Stock and Class B Common Stock are entitled to one vote per share on each matter, with all holders of the Company’s Class A Common Stock and Class B Common Stock having in the aggregate 9.1% and 5.5% of the general voting power, respectively. Holders of Class C Common Stock are entitled to the lesser of (i) ten votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. At this year’s Annual Meeting, each outstanding share of the Company’s Class C Common Stock will be entitled to ten votes on each matter, with holders of the Company’s Class C Common Stock having in the aggregate 86.0% of the general voting power.

Voting by Proxy. You may vote your proxy by mail, using the internet or by telephone, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for Director and the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

How to Vote. If any other matters are properly presented for consideration at the Annual Meeting, the persons named on the voting website and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting. Attending the virtual Annual Meeting will not be deemed to revoke your proxy.

●	Vote by Mail
You can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. Eastern Time on Wednesday, August 16, 2023.

●	Vote by Internet
You can vote your shares via the internet on the voting website, which is www.proxypush.com/ASTS. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Wednesday, August 16, 2023. Our internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

●	Vote by Telephone
If you reside in North America, you can also vote your shares by telephone by calling the toll-free number provided on the voting website www.proxypush.com/ASTS and on the proxy card. Telephone voting is 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Wednesday, August 16, 2023. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

●	Vote by Remote Communication at the Virtual Annual Meeting
See “Attending the Annual Meeting” below.

Virtual Meeting. After careful consideration, the Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. To participate in the Annual Meeting, stockholders as of the record date, or their duly appointed proxies, must register to attend the meeting online. Once registered, you will receive an email confirmation. On the day of the Annual Meeting you will receive an email one hour prior to the start of the meeting, at or about 9:00 a.m. Eastern Time with a link. This link will allow you to access the meeting 15 minutes prior the Annual Meeting’s start time of 10:00 a.m., Eastern Time, on Thursday, August 17, 2023. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

26

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.proxydocs.com/ASTS. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at www.proxydocs.com/ASTS.

Webcast replay of the Annual Meeting will be available until the sooner of August 17, 2023 or the date of the next annual meeting of stockholders to be held in 2024.

Deadline for Submitting Shareholder Proposals for 2024 Annual Meeting. Rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), describe standards as to the submission of shareholder proposals. A shareholder proposal intended for inclusion in the Company’s proxy statement and form of proxy for the 2024 annual meeting of stockholders must be received by the Corporate Secretary of the Company on or before March 8, 2024, unless the date of the 2024 annual meeting is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case the deadline will be as set forth in Rule 14a-8 of the Exchange Act. In addition to satisfying the requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 18, 2024.

Questions During the Annual Meeting. Only our stockholders of record as of June 20, 2023, are permitted to ask questions during the Annual Meeting. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.proxydocs.com/ASTS, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Generally, stockholder questions must be relevant to the agenda items then before the Annual Meeting. Stockholder questions or remarks must be pertinent to matters addressed at the Annual Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.

Revocation of Proxies. You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote using the internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Corporate Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote by remote communication at the Annual Meeting.

Quorum. The presence, in person (including virtually) or by proxy, of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions, withheld votes, and broker non-votes, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.

Broker Non-Votes. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you.

Required Votes for Proposals. The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The ten nominees receiving the highest number of votes cast “for” will be elected. Only votes “for” will affect the outcome of the election of directors.

The affirmative vote of a majority of the voting power represented at the Annual Meeting, excluding abstentions and broker non-votes, is required to approve the ratification of the appointment of KPMG as our independent registered public accounting firm. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of KPMG as our independent public accounting firm. Abstentions will have the same effect of an “against” vote for the approval of the ratification of the appointment of KPMG. We do not expect any broker non-votes for Proposal 2.

Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting.

Abel Avellan, our Chairman, Chief Executive Officer and President, currently possesses approximately 84.9% of the total voting power of our issued and outstanding shares. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Avellan has indicated his intention to vote: (1) for the election of each of the ten director nominees; and (2) for the ratification of the appointment of KPMG as our independent registered public accounting firm. Accordingly, the election of each of the director nominees and the ratification of the appointment of KPMG as our independent registered public accounting firm are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Avellan.

27

Stockholders of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s stock transfer agent (“Continental”), you are considered the stockholder of record with respect to those shares. If you are a registered stockholder and do not vote by internet or telephone, or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted in favor of the particular proposal by the Proxy Committee.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the stockholder of record, and your shares are held in “street name.” If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority to vote your shares for the ratification of KPMG LLP, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other matters to be voted on at the Annual Meeting without instructions from you, in which case a broker non-vote will occur. It is important that you instruct your broker on how to vote your shares.

Confidential Voting. All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by mail, using the internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if doing so is necessary to meet legal requirements.

Solicitation of Proxies. The Board is making this solicitation of proxies for the Annual Meeting. We will bear all costs of this solicitation, including the cost of preparing and distributing this Proxy Statement, the Annual Report and the enclosed form of proxy card and including the cost of hosting the virtual meeting. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees, or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Other Matters. As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the Annual Meeting other than those set forth herein, and we know of no additional matters that will be presented by others.

BY ORDER OF THE BOARD OF DIRECTORS

Abel Avellan
Chairman, Chief Executive Officer
and President
July 6, 2023

28

AST SpaceMobile

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/ASTS**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-308-2599**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/ASTS

AST SpaceMobile, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of June 20, 2023

DATE: Thursday, August 17, 2023
TIME: 10:00 AM, Eastern Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ASTS for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Sean Wallace and Brian Heller (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of AST SpaceMobile, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

AST SpaceMobile, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect ten directors to the Company's Board of Directors for a term expiring at the Company's 2024 Annual Meeting of Stockholders.	FOR	WITHHOLD		
	1.01 Abel Avellan	☐	☐		FOR
	1.02 Tareq Amin	☐	☐		FOR
	1.03 Adriana Cisneros	☐	☐		FOR
	1.04 Alexander Coleman	☐	☐		FOR
	1.05 Luke Ibbetson	☐	☐		FOR
	1.06 Edward Knapp	☐	☐		FOR
	1.07 Hiroshi Mikitani	☐	☐		FOR
	1.08 Ronald Rubin	☐	☐		FOR
	1.09 Richard Sarnoff	☐	☐		FOR
	1.10 Julio A. Torres	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2023.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/ASTS
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________